                                                                   EXHIBIT 10.3





                                                    Agreement Number:  BK97-19IT
                                                                       ---------








                                   AGREEMENT

                                    between

                             FISERV SOLUTIONS, INC.
                            d/b/a FISERV Brookfield
                                255 Fiserv Drive
                             Brookfield, WI  53045

                                      and

                        Mercantile Bank of West Michigan
                            3531 Eastern Avenue N.E.
                         Grand Rapids, Michigan  49504








                            Date: September 10, 1997
                                 -----------------------



                                [FISERV LOGO]





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     AGREEMENT dated as of September 10, 1997 (the "Agreement") between
FISERV SOLUTIONS, INC., a Wisconsin corporation d/b/a Fiserv Brookfield ("Fiserv"), and Mercantile Bank of West Michigan ("Client").



     Fiserv and Client hereby agree as follows:

     1. Term. The initial term of this Agreement shall be three ( 3 ) years and, unless written notice of non-renewal is provided by either party at least 180 days prior to expiration of the initial term or any renewal term, this Agreement shall automatically renew for a renewal term of one ( 1 ) year. This Agreement shall commence on the earliest of the day the Fiserv Services (as hereinafter defined) are first used by Client or December 31, 1997.

     2. Services. (a) Services Generally. Fiserv, itself and through its affiliates, agrees to provide Client, and Client agrees to obtain from Fiserv the services (the "Services") and products (the "Products") (collectively the "Fiserv Services") described in the attached Exhibits:

     Exhibit A - Account Processing Services
     Exhibit B - Performance Standards

     The Exhibits set forth specific terms and conditions applicable to the Services and/or Products, and where applicable, the Fiserv affiliate performing the Services and/or Products. Client may also select additional services (the "Additional Services") and products (the "Additional Products") (collectively the "Fiserv Additional Services") from time to time by incorporating an appropriate Exhibit H to this Agreement.

     (b) Conversion Services. Fiserv will convert existing applicable Client data files to the Fiserv Services. Those activities designed to transfer the processing of Client's data from its present servicer to the Fiserv Services are referred to as "Conversion Services". Client agrees to cooperate with Fiserv in connection with Fiserv's provision of Conversion Services and to provide all necessary information and assistance in order to convert the Client data files. Client is responsible for all out-of-pocket expenses associated with the Conversion Services. Fiserv will provide Conversion Services as required in connection with Fiserv Services.

     (c) Training Services. Fiserv shall provide training, training aids, user manuals, and other documentation for Client's use to enable Client personnel to become familiar with the Fiserv Services. If requested by Client, classroom training in the use and operation of the Fiserv Services will be provided at a training facility designated by Fiserv. All such training aids and manuals remain the property of Fiserv.

     (d) Network Support Services. At Client's request, Fiserv shall provide Network Support Services (the "Network Support Services") consisting of communication line monitoring and diagnostic equipment and support personnel to discover, diagnose, repair, or report line problems to the appropriate telephone company.

     3. Communication Lines, Computer Terminals, and Related Equipment. (a) Communications Lines and Related Equipment. Fiserv shall order, on Client's behalf, the installation of appropriate data communication lines and communications equipment at Fiserv's data center to facilitate Client's access to the Fiserv Services. Client understands and agrees to pay such charges relating to the installation and use of data communications lines and communications equipment as set forth in the Exhibits. Except to the extent Fiserv shall provide Network Support Services to Client, Fiserv shall not be responsible for the reliability or continued availability of the telephone lines and/or communications equipment used to access the Fiserv Services.

     (b) Computer Terminals and Related Equipment. Client shall obtain for its locations sufficient computer terminals and other equipment, approved by Fiserv and compatible with the Fiserv Services, to transmit and receive data between Client's locations and Fiserv's data center. Fiserv and Client may mutually agree to change the type of computer terminal and equipment used by Client.

     4. Fees for Fiserv Services. (a) General. Client agrees to pay Fiserv the fees for the Fiserv Services specified in the Exhibits. Fees for Fiserv Services may be increased from time to time as set forth in the applicable Exhibit. Upon notification to and acceptance by Client, Fiserv may increase its fees in excess of amounts listed in the Exhibits in the event that Fiserv implements major system enhancements to comply with changes in law, government regulation, or industry practices.

     (b) Additional Charges. Fees for passthrough expenses, such as telephone, microfiche, courier, and other charges incurred by Fiserv for goods or services obtained by Fiserv on Client's behalf shall be billed to Client at cost plus the applicable Fiserv service fee. Such passthrough expenses may be changed from time to time upon notification of a fee change from a vendor/provider.


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     (c) Taxes.  Fiserv shall add to each invoice, and Client shall pay, any sales, use, excise, value added, and other taxes and duties however designated that are levied by any taxing authority relating to the Fiserv Services. In no event shall Client be responsible for taxes based upon the net income of Fiserv.

     (d) Exclusions. The charges and fees set forth in the Exhibits do not include, and Client shall be responsible for, furnishing transportation or transmission of information between the Fiserv data center, Client's site or sites, and any applicable clearing house, regulatory agency, or Federal Reserve Bank.

     (e) Network Support Services. Network Support Services shall be rendered from Fiserv premises. Off-premise support will be provided upon Client's request on an as available basis at the then-current Fiserv time and materials rates, plus reasonable travel and living expenses.

     (f) Payment Terms. Fees for Fiserv Services are due and payable monthly upon receipt of invoice. Such invoice will contain:

           (i) estimated fees for the following month applicable to each Service and/or Product;
           (ii) estimated out-of-pocket charges for the following month payable by Fiserv for the account of Client; and
           (iii) estimated sales or other taxes thereon (collectively the "Estimated Fees").

     Fiserv shall timely reconcile the Estimated Fees paid by Client for the Fiserv Services for the month and the fees and charges actually due Fiserv based on Client's actual use of Fiserv Services for such month and notify Client of any difference. Fiserv shall either issue a credit to Client or provide Client with an invoice for any additional fees or other charges owed. Fiserv may change the amount of Estimated Fees billed at any time to reflect appropriate changes in actual use of Fiserv Services. In the event any amounts due remain unpaid beyond the 30th day after payment is due, Client shall pay a late charge of 1.0% per month. Client agrees that it shall neither make nor assert any right of deduction or set-off from invoices submitted by Fiserv for Fiserv Services; provided that if Client should dispute any charges on an invoice, that amount may be set aside without being considered in default until resolved with Fiserv in a timely manner.

     Client agrees to the Automated Clearing House ("ACH") method of payment of invoices by the twenty-fifth (25th) of the month of the month of invoice.

     5. Procedures for Use of Services. (a) Procedures. Client agrees to comply with any applicable regulatory requirements and with reasonable operating and access procedures for use of the Services established by Fiserv and furnished from time to time to Client.

     (b) Changes. Fiserv continually reviews and modifies the Fiserv systems used in the delivery of the Services (the "Fiserv System") to improve service and to comply with government regulations, if any, applicable to the data utilized in providing the Services. Fiserv reserves the right to make changes in the Services, including but not limited to operating procedures, the type of equipment or software resident at, and the location of the Fiserv data center. Fiserv will notify Client of any material change that affects Client's normal operating procedures, reporting, or service costs prior to implementation of such change.

     6. Client Obligations. (a) Input. Client shall be solely responsible for the input, transmission, or delivery to and from Fiserv of all information and data required by Fiserv to perform the Services unless Client has retained Fiserv to handle such responsibilities. The data shall be provided in a format and manner approved by Fiserv. Client will provide at its own expense or procure from Fiserv all equipment, computer software, communication lines, and interface devices required to access the Fiserv System. If Client has elected to provide such items itself, Fiserv shall provide Client with a list of compatible equipment and software; Fiserv reserves the right to charge Client its standard fee for recertification of the Fiserv System resulting from such election for changes for equipment not on the certified list.

     (b) Client Personnel. Client shall designate appropriate Client personnel for training in the use of the Fiserv System, shall supply Fiserv with reasonable access to Client's site during normal business hours for Conversion Services and shall cooperate with Fiserv personnel in their performance of Services, including Conversion Services.

     (c) Use of Fiserv System. Client shall comply with any operating instructions on the use of the Fiserv System provided by Fiserv, shall review all reports furnished by Fiserv for accuracy, and shall work with Fiserv to reconcile any out of balance conditions. Client shall determine and be responsible for the authenticity and accuracy of all information and data submitted to Fiserv.

     (d) Forms, Supplies, Etc. Client shall furnish, or, if Fiserv agrees to so furnish, reimburse Fiserv for, any special forms, supplies, microfiche, or courier services applicable to the provision of Services.

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     7.   Ownership and Confidentiality.  (a)  Fiserv Information Client
acknowledges that all computer programs, including software modifications developed by Fiserv for its proprietary software (subject to rights of Client to Custom Programming of Client as mutually agreed upon from time to time), software documentation and training aids, and all data, code, techniques, algorithms, methods, logic, architecture, and designs, embodied or incorporated therein, made available by Fiserv as part of the Services are CONFIDENTIAL INFORMATION belonging exclusively to Fiserv or third parties from whom Fiserv has secured a right of use. Client shall treat as confidential and will not disclose or otherwise make available any of the Confidential Information, in any form, to any person other than employees or authorized representatives of Client who require such access or disclosure to perform their duties for Client and have agreed to keep the Confidential Information confidential, consistent with this Agreement. Client will not use the Confidential Information except in connection with the Services under this Agreement. The Confidential Information will be returned to Fiserv upon Fiserv's request or in the event of termination of this Agreement. The term "Confidential Information" shall not include information or data which was known to the receiving party prior to delivery by one to the other, is or becomes publicly available or is disclosed to the other party by a third party who is not under a duty of confidentiality.

     (b) Client Information. Fiserv will treat Client Files as confidential and will not disclose or otherwise make available Client Files to any person or entity except as described in paragraph 8. Fiserv will also maintain the confidentiality of all Client's business practices and procedures.

     (c) Confidentiality of This Agreement. Fiserv and the Client agree to keep confidential without disclosure to third parties other than authorized representatives of Client to include, but not limited to, auditors, accountants, attorneys, representations of the Security Exchange Commissions and consultants, the prices, terms and conditions set forth in this Agreement.

     (d) Securities filing exception. Notwithstanding any other provision of this Agreement, Fiserv agrees that Client may file this Agreement with the Securities and Exchange Commission ("SEC") and any state securities agencies, and may include a brief summary of this Agreement in any registration statement or report that it files with the SEC or any such agencies.

     8. Regulatory Agencies, Regulations and Legal Requirements. (a) Client Files. The records maintained and produced for Client in the performance of this Agreement (the "Client Files") may be subject to examination by such Federal, State, or other governmental regulatory agencies as may have jurisdiction over the Client's business to the same extent as such records would be subject if they were maintained by Client on its own premises. Client agrees that Fiserv is authorized to give all reports, summaries, or information contained in or derived from the data in the possession of Fiserv relating to Client when formally requested to do so by an authorized regulatory or government agency.

     (b) Compliance with Regulatory Requirements. Client agrees to comply with, and shall be responsible for complying with, applicable regulatory and legal requirements, if applicable, including without limitation:

           (i) submitting a copy of this Agreement to the appropriate regulatory agencies prior to the date Services commence;
           (ii) providing adequate notice to the appropriate regulatory agencies of the termination of this Agreement or any material changes in Services;
           (iii) retaining records of its accounts as required by regulatory authorities;
           (iv) obtaining and maintaining, at its own expense, any Fidelity Bond required by any regulatory or governmental agency; and
           (v) maintaining, at its own expense, such casualty and business interruption insurance coverage for loss of records from fire, disaster, or other causes, and taking such precautions regarding the same, as may be required by regulatory authorities.

     9. Warranties. (a) Fiserv Warranties. Fiserv represents and warrants that:

           (i)(A) the Services will conform to the specifications as referenced in the Information Technology, Inc. documentation for those modules set forth in the Exhibit A - 1 copies of which will have been delivered to Client as referenced in Section 2(c); (B) Fiserv will perform Client's work accurately provided that Client supplies accurate data and follows the procedures described in all Fiserv documentation, notices, and advices; (C) Fiserv personnel will exercise due care in the provision of Services; (D) the Fiserv System will comply in all material respects with all applicable Federal and State regulations governing the Services; and
     (E) the Fiserv System is or will be Year 2000 compliant.

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     In the event of an error or other default caused by any Fiserv personnel, systems, or equipment, Fiserv shall correct the data and/or correctly reprocess the affected report at no additional cost to Client. Notwithstanding any other provision of this Agreement, Client's exclusive remedy pertaining to this Agreement and the Services rendered shall be recomputation of affected accounts or items. Client agrees to supply Fiserv with a written request for correction of the error within ninety
     (90) days after Client's receipt of the work containing the error. Work reprocessed due to errors in data supplied by Client, on Client's behalf by a third party, or by Client's failure to follow reasonable procedures set forth by Fiserv shall be billed to Client at the then current Fiserv time and material rates.

           (ii) it owns or has a license to furnish all equipment or software comprising the Fiserv System. Fiserv shall indemnify Client and hold it harmless against any claim or action that alleges that the use of the Fiserv System infringes a United States patent, copyright, or other proprietary right of a third party. Client agrees to notify Fiserv promptly of any such claim provided that Fiserv acknowledges that such claim is entitled to the indemnity and grants to Fiserv the sole right to control the defense and disposition of all such claims. Client shall provide Fiserv with reasonable cooperation and assistance in the defense of any such claim.

THE WARRANTY STATED ABOVE IS A LIMITED WARRANTY AND IS THE ONLY WARRANTY MADE BY FISERV. FISERV DOES NOT MAKE, AND CLIENT HEREBY EXPRESSLY WAIVES, ALL OTHER WARRANTIES, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. THE STATED EXPRESS WARRANTY IS IN LIEU OF ALL LIABILITIES OR OBLIGATIONS OF FISERV FOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE DELIVERY, USE, OR PERFORMANCE OF FISERV SERVICES.

     (b) Client Warranties. Client represents and warrants that: (A) no contractual obligations exist that would prevent Client from entering into this Agreement; (B) it has complied with all applicable regulatory requirements; and
(C) Client has requisite authority to execute, deliver, and perform this Agreement. Client will indemnify and hold harmless Fiserv, its officers, directors, employees, and affiliates against any claims or actions arising out of (x) the use by Client of the Fiserv System in a manner other than that provided in this Agreement or in the operating instructions supplied by Fiserv to Client and (y) any and all claims by third parties through Client arising out of the performance and non-performance of services by Fiserv, provided that the indemnity listed in clause (y) hereof shall not preclude Client's recovery of direct damages pursuant to the terms and subject to the limitations of this Agreement.

     10. Limitation of Liability. (a) General. IN NO EVENT SHALL FISERV BE LIABLE FOR LOSS OF GOODWILL, OR FOR SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL DAMAGES ARISING FROM CLIENT'S USE OF FISERV'S SERVICES, OR FISERV'S SUPPLY OF EQUIPMENT OR SOFTWARE, REGARDLESS OF WHETHER SUCH CLAIM ARISES IN TORT OR IN CONTRACT. CLIENT MAY NOT ASSERT ANY CLAIM AGAINST FISERV MORE THAN TWO (2) YEARS AFTER SUCH CLAIM ACCRUED. FISERV'S AGGREGATE LIABILITY FOR ANY AND ALL CAUSES OF ACTION RELATING TO SERVICES SHALL BE LIMITED TO THE TOTAL FEES PAID BY CLIENT TO FISERV FOR THE SERVICES RESULTING IN SUCH LIABILITY IN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE THE CLAIM ACCRUED. FISERV'S AGGREGATE LIABILITY FOR A DEFAULT RELATING TO EQUIPMENT OR SOFTWARE SHALL BE LIMITED TO THE AMOUNT PAID FOR THE EQUIPMENT OR SOFTWARE.

     (b) Lost Records. If Client's records or other data submitted for processing are lost or damaged as a result of any failure by Fiserv, its employees, or agents to exercise reasonable care to prevent such loss or damage, the liability of Fiserv on account of such loss or damages shall not exceed the reasonable cost of reproducing such records or data.

     11. Disaster Recovery. (a) General. Fiserv maintains a disaster recovery service plan (the "Disaster Recovery Service Plan") for each Service provided by Fiserv. A "Disaster" shall mean any unplanned interruption of the operations of or inaccessibility to the Fiserv data center in which Fiserv, using reasonable judgment, requires relocation of processing to a primary recovery location. Fiserv shall notify Client as soon as possible after it deems a service outage to be a Disaster. Fiserv shall move the processing of Client's standard on-line services to a primary recovery location as expeditiously as possible and shall coordinate the cut-over to back-up telecommunication facilities with the appropriate carriers. Client shall maintain adequate records of all transactions during the period of service interruption and shall have personnel available to assist Fiserv in implementing the switchover to the primary recovery location. During a Disaster, optional or on-request services shall be provided by Fiserv only to the extent adequate capacity exists at the primary recovery

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     location and only after stabilizing the provision of base on-line services.

     (b) Data Communications. Fiserv shall work with Client to establish a plan for alternative data communications in the event of a Disaster.

     (c) Annual Test. Fiserv shall test its Disaster Recovery Service Plan annually. Client agrees to participate in and assist Fiserv with such test, if requested by Fiserv. Test results will be made available to Client's management, regulators, internal and external auditors, and Client's insurance underwriters, upon request.

     (d) Client Plans. Fiserv agrees to release the information necessary to allow Client to develop a disaster contingency plan that operates in concert with the Disaster Recovery Service Plan.

     (e) No Warranty. Client understands and agrees that the Disaster Recovery Service Plan is designed to minimize, but not eliminate, risks associated with a Disaster affecting the Fiserv data center supplying the Services. Fiserv does not warrant that service will be uninterrupted or error free in the event of a Disaster. Client maintains responsibility for adopting a disaster recovery plan relating to disasters affecting Client's facilities and for securing business interruption insurance or other insurance as necessary for Client's protection.

     12. Termination. (a) Material Breach. Either party may terminate this Agreement in the event of a material breach by the other party not cured within ninety (90) days following written notice stating, with particularity and in reasonable detail, the nature of the claimed breach.

     (b) Failure to Pay. In the event any invoice remains unpaid by Client thirty (30) days after its due date, or Client has deconverted any of its data from the Fiserv System without prior written consent from Fiserv, Fiserv, at its sole option, may terminate this Agreement and/or Client's access to and use of the Fiserv Services. Any invoice submitted by Fiserv shall be deemed correct unless Client provides written notice to Fiserv within fifteen (15) days of the invoice date specifying the nature of the disagreement. Should Client dispute any charges on an invoice, that amount may be set aside without being considered in default until resolved with Fiserv in a timely manner. Remedies contained in this Section 12 are cumulative and are in addition to the other rights and remedies available to Fiserv under this Agreement or otherwise.

     (c) Defaults.  If Client:

           (i) defaults in the payment of any sum of money due hereunder;
           (ii) breaches this Agreement in any material respect or otherwise defaults in any material respect in the performance of any of its obligations under this Agreement; or
           (iii) commits an act of bankruptcy or becomes the subject of any proceeding under the Bankruptcy Act or becomes insolvent or if any substantial part of Client's property becomes subject to any levy, seizure, assignment, application, or sale for or by any creditor or governmental agency;

then, in any such event, Fiserv may, at its sole option, upon written notice, terminate this Agreement and be entitled to recover from Client as liquidated damages an amount equal to the present value of all payments remaining to be made hereunder for the remaining term of the Initial Term or any renewal term of this Agreement. For purposes of the preceding sentence, present value shall be computed using the "prime" rate (as published in the Wall Street Journal) in effect at the date of termination and "all payments remaining to be made" shall be calculated based on the average bills for the three (3) months immediately preceding the date of termination. Client agrees to reimburse Fiserv for any expenses Fiserv may incur, including reasonable attorneys' fees, in taking any of the foregoing actions. The remedies contained in this subsection are cumulative and in addition to all other rights and remedies available to Fiserv under this Agreement, by law or otherwise.

     (d) Convenience. Client may terminate this Agreement during any term by paying a termination fee based on the remaining unused term of this Agreement, the amount to be determined by multiplying the Client's largest monthly invoice for each of the Fiserv Services received by Client during the term by eighty
(80) percent times the remaining months of the term, plus any unamortized conversion fees or third party costs existing on Fiserv's books on the date of termination. Client understands and agrees that Fiserv losses incurred as a result of early termination of the Agreement would be difficult or impossible to calculate as of the effective date of termination since they will vary based on, among other things, the number of clients using the Fiserv System on the date the Agreement terminates. Accordingly, the amount set forth in the first sentence of this subsection represents Client's agreement to pay and Fiserv's agreement to accept as liquidated damages (and not as a penalty) such amount for any such Client termination for convenience.

     (e) Merger. In the event of a merger or reorganization between Client and another organization in which Client is not the surviving organization and where the

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other organization was not previously a user of Fiserv services similar to the
Services being provided hereunder, Fiserv will allow an early termination of this Agreement upon the following terms and conditions:

           (i) Written notice must be given three (3) months in advance, specifying the termination date;
           (ii) Fiserv may specify a deconversion date (not more than thirty
     (30) days after the requested termination date), based on its previous commitments and work loads; and
           (iii) Fiserv may charge a termination fee in accordance to the following schedule: (A) for the first and second years, the Client's average monthly invoice excluding third party charges during that year, for the Fiserv service terminated, times eighty (80%) percent times twelve (12) months; (B) for the third year, the Client's average monthly invoice excluding third party costs during the prior year, for the Fiserv service terminated, times fifty (50%) percent times twelve (12) months.

     (f) Return of Data Files. Upon expiration or termination of this Agreement, Fiserv shall furnish to Client such copies of Client's data files ("Client Files") as Client may request in Fiserv's standard machine readable format form along with such information to include applicable reports and assistance as is reasonable and customary to enable Client to deconvert from the Fiserv System, provided, however, that Client consents and agrees and authorizes Fiserv to retain Client Files until (i) Fiserv has been paid in full for all Services provided hereunder through the date such Client Files are returned to Client, and has been paid any and all other amounts that are due or will become due under this Agreement, including, but not limited to, data communication lease obligations, if any; (ii) Fiserv has been paid its then standard rates as outlined in Exhibit A - 2 - Paragraph 5 for providing the services necessary to return such Client Files; (iii) if this Agreement is being terminated, Fiserv has been paid any applicable termination fee pursuant to subsection (c), (d), or (e) above; and (iv) Client has returned to Fiserv all Fiserv Confidential Information if requested by Fiserv. Unless directed by Client in writing to the contrary, Fiserv shall be permitted to destroy Client Files any time after thirty (30) days from the final use of Client Files for processing.

     (g) Miscellaneous. Client understands and agrees that Client is responsible for the deinstallation and return shipping of any Fiserv-owned equipment located on Client's premises. Prior to termination of this Agreement, Client shall promptly reimburse Fiserv for the cost of any preprinted statements, checks, or any other forms that Fiserv has prepared specifically for the Client and has on hand at the termination of this Agreement.


     13. Arbitration. (a) General. Except with respect to disputes arising from a misappropriation or misuse of either party's proprietary rights, any dispute or controversy arising out of this Agreement, or its interpretation, shall be submitted to and resolved exclusively by arbitration under the rules then prevailing of the American Arbitration Association, upon written notice of demand for arbitration by the party seeking arbitration, setting forth the specifics of the matter in controversy or the claim being made. The arbitration shall be heard before an arbitrator mutually agreeable to Client and Fiserv; provided, that if Client and Fiserv cannot agree on the choice of an arbitrator within ten (10) days after the first party to seek arbitration has given written notice, then the arbitration shall be heard by three arbitrators, one to be chosen by Client, one to be chosen by Fiserv, and the third to be chosen by those two arbitrators. A hearing on the merits of all claims for which arbitration is sought by either party shall be commenced not later than sixty (60) days from the date demand for arbitration is made by the first party seeking arbitration. The arbitrator(s) must render a decision within ten (10) days after the conclusion of such hearing. Any award in such arbitration shall be final and binding upon the parties, and the judgment thereon may be entered in any court of competent jurisdiction.


     (b) Applicable Law. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. 1-16. The arbitrators shall apply the substantive law of the State of Wisconsin, without reference to provisions relating to conflict of laws. The arbitrators shall not have the power to alter, modify, amend, add to, or subtract from any term or provision of this Agreement, nor to rule upon or grant any extension, renewal, or continuance of this Agreement. The arbitrators shall have the authority to grant any legal remedy available had the parties submitted the dispute to a judicial proceeding.

     (c) Situs. If arbitration is required to resolve any disputes between the parties, the proceedings to resolve the first such dispute shall be held in Grand Rapids, Michigan, the proceedings to resolve the second such dispute shall be held in Milwaukee, Wisconsin, and the proceedings to resolve any subsequent disputes shall alternate between Milwaukee, Wisconsin and GRAND RAPIDS, MICHIGAN.

     14. Insurance. Fiserv carries the following types of insurance policies written by a carrier or carriers rated "A" or above by Best:

           (i) Comprehensive General Liability in an amount not less than $1 million per occurrence for

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     claims arising out of bodily injury and property damage;
           (ii) Commercial Crime covering employee dishonesty in an amount not less than $5 million;
           (iii) All-risk property coverage including Extra Expense and Business Income coverage; and
           (iv) Workers Compensation as mandated or allowed by the laws of the state in which the services are being performed, including $500,000 coverage for Employer's Liability.

     15. Audit. Fiserv employs an internal auditor responsible for ensuring the integrity of its data processing environments and internal controls. In addition, Fiserv provides for periodic independent audits of its operations. Fiserv shall provide Client with a copy of the audit of the Fiserv data center serving Client within a reasonable time after its completion and shall charge each client a fee based on the pro rata cost of such audit. Fiserv shall also provide a copy of such audit to the appropriate regulatory agencies, if any, having jurisdiction over Fiserv's provision of Services hereunder.

     16. General. (a) Binding Agreement. This Agreement is binding upon the parties and their respective successors and permitted assigns. Neither this Agreement nor any interest may be sold, assigned, transferred, pledged or otherwise disposed of by Client, without the prior written consent of Fiserv. Client agrees that Fiserv may subcontract any of the Services to be performed under this Agreement. Any such subcontractors shall be required to comply with all of the applicable terms and conditions of this Agreement.

     (b) Entire Agreement. This Agreement, including its Exhibits, which are expressly incorporated herein by reference, constitutes the complete and exclusive statement of the agreement between the parties as to the subject matter hereof and supersedes all previous agreements with respect thereto. Modifications of this Agreement must be in writing and signed by duly authorized representatives of the parties. Each party hereby acknowledges that it has not entered into this Agreement in reliance upon any representation made by the other party not embodied herein. In the event any of the provisions of any Exhibit or Schedule hereto are in conflict with any of the provisions of this Agreement, the terms and provisions of this Agreement shall control unless the Exhibit or Schedule in question expressly provides that its terms and provisions shall control.

     (c) Severability. If any provision of this Agreement is held to be unenforceable or invalid, the other provisions shall continue in full force and effect.

     (d) Governing Law. This Agreement will be governed by the substantive laws of the State of Wisconsin, without reference to provisions relating to conflict of laws.

     By entering into this Agreement, Fiserv agrees that the Office of Thrift Supervision, FDIC, or other regulatory agencies having authority over Client's operations shall have the authority and responsibility provided to the regulatory agencies pursuant to the Bank Service Corporation Act, 12 U.S.C. 1867(C) relating to services performed by contract or otherwise.

     (e) Force Majeure. Neither party shall be responsible for delays or failures in performance resulting from acts reasonably beyond the control of that party.

     (f) Notices. Any written notice required or permitted to be given hereunder shall be given by: (i) Registered or Certified Mail, Return Receipt Requested, postage prepaid; (ii) by confirmed facsimile; or (iii) by nationally recognized courier service to the other party at the addresses listed on the cover page of this Agreement or to such other address or person as a party may designate in writing.

     (g) No Waiver. The failure of either party to insist on strict performance of any of the provisions hereunder shall not be construed as the waiver of any subsequent default of a similar nature.

     (h) Financial Statements. Fiserv shall provide Client and the appropriate regulatory agencies who so require a copy of Fiserv, Inc.'s audited consolidated financial statements.

     (i) Prevailing Party. The prevailing party in any arbitration, suit, or action brought against the other party to enforce the terms of this Agreement or any rights or obligations hereunder, shall be entitled to receive its reasonable costs, expenses, and attorneys' fees of bringing such arbitration, suit, or action.

     (j) Survival. All rights and obligations of the parties under this Agreement that, by their nature, do not terminate with the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the date indicated below.


For Client:                                                     For Fiserv
                         Mercantile Bank of West Michigan       FISERV SOLUTIONS, INC.
---------------------------------------------------------
a Michigan Banking Corporation in Formation by                   d/b/a FISERV   Brookfield
---------------------------------------------------------                      -------------------------
                         Mercantile Bank Corporation
---------------------------------------------------------

By:    /s/ Robert B. Kaminski, Jr.                              By:         /s/ David W. Serti
    -----------------------------------------------------           -------------------------------------------------------
Name:      Robert B. Kaminski, Jr.                              Name:           David W. Serti
      ---------------------------------------------------             -----------------------------------------------------
Title:     Senior Vice President                                Title:     Senior Vice President
       --------------------------------------------------              ----------------------------------------------------
Date:      9/11/97                                              Date:      9/15/97
      ---------------------------------------------------             -----------------------------------------------------

                                                                       Exhibit A

                          Account Processing Services

     Client agrees with Fiserv as follows:

     1. Services. Fiserv will provide Client the Account Processing Services (the "Account Processing Services") specified in Exhibit A - 1 hereto.

     2. Fees. Client shall pay Fiserv the fees and other charges for the Account Processing Services specified in Exhibit A - 2 hereto.

     3. Reconstruction of Error Conditions. Reconstruction of error conditions attributable to Client or to third parties acting on Client's behalf will be done at prevailing rates as set forth in Exhibit A - 2.

     4. Annual Histories. Fiserv currently maintains annual histories, where applicable, for each of its Clients. These histories can be used to reconstruct Client files in an emergency. However, in order to permit prompt and accurate reconstruction of accounts, Client agrees to retain at all times and make available to Fiserv upon request, the most recent data printout(s) received from Fiserv, together with copies or other accurate and retrievable records of all transactions to be reflected on the next consecutive printout(s).

     5. Hours of Operation. The Account Processing Services will be available for use by Client during standard Fiserv business hours, excluding company holidays, as specified in Exhibit A - 3 hereto. The Account Processing Services may be available during additional hours, during which time Client may use the Services at its option and subject to additional charges.

     6. Software Modifications. (a) Custom Programming. Fiserv will develop a preliminary estimate of the anticipated man hours and costs plus or minus fifty (50) percent associated with the implementation of said change. This estimate will be returned to Client within four (4) weeks. Written acceptance by Client to proceed with the project will be required prior to beginning the final specifications. Fiserv will assign a projected completion date to the project, provided no additional changes or modifications to the original specifications occur once the project is in development.

     (b) Regulatory Software Changes. Software changes required by government bodies will be quoted in accordance with subsection (a) above and such costs will be distributed to all data center clients on an equitable basis.

     (c) Major Software Enhancements. All major software enhancements will be subject to additional charges for processing and development in accordance with Exhibit A - 2 hereto. Fiserv is under no obligation to upgrade its software during the term of this Agreement.

     7. Protection of Data. For the purpose of compliance with applicable government regulations, Fiserv has developed an operations backup center, for which Client has agreed to pay the charges indicated in Exhibit A - 2. Fiserv tests the procedure periodically to ensure the data center's compliance. Copies of transaction files are maintained by Fiserv off premises in secured vaults.

     8. Processing Priority. Fiserv does not subscribe to any processing priority; all users receive equal processing consideration.

     9. On-Line Security. Fiserv provides "on-line" security via utilization of leased lines with poll/select protocol.

     10. Forms and Supplies. Client assumes and will pay the charges for all customized forms, supplies, and delivery charges.

     IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to the Agreement to be executed by their duly authorized representatives as of the date indicated below.


For Client:                                                     For Fiserv
                         Mercantile Bank of West Michigan       FISERV SOLUTIONS, INC.
---------------------------------------------------------
a Michigan Banking Corporation in Formation by                   d/b/a FISERV   Brookfield
---------------------------------------------------------                      -------------------------
                         Mercantile Bank Corporation
---------------------------------------------------------

By:    /s/ Robert B. Kaminski, Jr.                              By:         /s/ David W. Serti
    -----------------------------------------------------           -------------------------------------------------------
Name:      Robert B. Kaminski, Jr.                              Name:           David W. Serti
      ---------------------------------------------------             -----------------------------------------------------
Title:     Senior Vice President                                Title:     Senior Vice President
       --------------------------------------------------              ----------------------------------------------------
Date:      9/11/97                                              Date:      9/15/97
      ---------------------------------------------------             -----------------------------------------------------

                                                                   EXHIBIT A - 1

                          Account Processing Services

Fiserv will provide Client with the following Account Processing Services:

Fiserv shall provide data processing services for the Client with software
modules selected by the Client from Information Technology, Inc.   This package
includes:

                  Customer Information System
                  Demand Deposit Accounts
                  Savings
                  Club Accounts
                  Loans - all types
                  Certificates of Deposit
                  General Ledger
                  ACH (receiving) processing
                  Express Exception Item Module
                  Online Loans Collection System
                  Remote Print
                  Optical Laser Retrieval ** (Report Archive only) ATM Processing (Depending upon ATM Switch Selected) Federal Call reporting
                  Currency Transaction System
                  Retirement Accounting
                  Automated Collateral Insurance Module
                  Automated Credit Reporting
                  Premier Reference System
                  Loan Origination Interface
                  Interactive Deposit Interface
                  Loan Custodial
                  ALM II
                  Safe Deposit Accounting (CIS Application)
                  Smart Reports (ADHOC Reports) (5 per month)
                  Premier II

                                                                   EXHIBIT A - 2

                        Account Processing Services Fees

Fiserv will provide Client the following Account Processing Services at the fees and prices indicated:

Client agrees to pay Fiserv for the services rendered by Fiserv as identified in Exhibit A-1 pursuant to this agreement and in accordance with the rates outlined in this Schedule.

1. Charges for Services

   A. Monthly Processing Fees are based upon the actual number of open and closed application accounts.

   B. The monthly processing fee for services as described in Exhibit A-1 will be as follows:


                 Number of Open and Closed              Cost Per
                 Loan and Deposit Accounts              Account
                 -------------------------              --------
                          0 - 4,000                         $.85
                        4,000 - 8,000                       $.80
                        8,000 - 12,000                      $.70
                       12,000 and over                      $.65

   C. The minimum monthly fees for services as described in Exhibit A-1 are as follows:


                    Month 1 - 6                   $  750
                    Months 7 - 12                 $1,500
                    Months 13 - 24                $2,000
                    Months 25 & beyond            $2,500

   D. ACH Charges - $.05 per transaction

   E. ATM Charges - $.05 per Transaction ($500/month minimum)

   F. Smart Reports in excess of amount stated in Exhibit A-1 - $50.00 each

   G. PCBanc and ExecuBanc require the installation of dedicated communication servers to provide a secure path to the host system for your customers. This is not included in the above monthly cost.

   H. There will be no price increases for the first two years of service. Any price increases beyond year two will be limited to CPI.

   I. Unless specifically provided for all costs incurred for all third party services, such as, but not limited to, forms, supplies, report delivery, interface fees, and PC software and maintenance fees, shall be in addition to the Monthly Processing Fees and shall be paid by Client, either directly to respective third party service provider(s) or via reimbursement to Fiserv for those third party services billed to Fiserv on Client's behalf.

                                                                   EXHIBIT A - 2
2. Charges for Implementation of System


   A.  Product Definition
       Deposits                      $700/day  5 days                         $ 3,500
       Loans                         $700/day  4 days                           2,800
       General Ledger                $700/day  1 day                              700
       Product Specifications
       Review/Revision               $700/day  4 days                           2,800
       Post-opening                  $700/day  5 days/2 from Fiserv onsite      7,000
       ------------------------------------------------------------------------------
       Total Fiserv Costs                                                     $16,800

   B. Payment of the above charges can be spread over the initial term of the data processing agreement (5 years) with 50% paid at conversion.

   C. Travel and out-of-pocket expenses of bank employees and Fiserv personnel will be the responsibility of the Client.

3. Training Charges


   A.  FIS1                             $1,000 (up to 4 people)              One Week - Fiserv/Atlanta
       FIS2                             $1,000 (up to 4 people)              One Week - Fiserv/Atlanta
       ITI preconversion training/Q&A   $3,500 onsite                        5 days optional

   B. Training for additional bank personnel at Fiserv/Atlanta will be $350.00 per attendee, per week

4. Data Communication Charges

   A. Fiserv will provide data communication for $600 per month based upon 6 online devices connected to local area network.

       Monthly cost includes:


       Frame Relay Service:                    Unit $  Monthly
       --------------------                    ------  -------
                      AT&T Frame Relay Access             $282
                      Telco Installation
       Network Support Services:
       -------------------------
                  19  Terminals                   $22      418
       Equipment:
       ----------
                      Router Maintenance          $30       30
                                                       -------
       TOTAL:                                             $730
       ------

                                                                   EXHIBIT A - 2

   B. One time cost for circuit installation, data communication equipment and equipment installation will be $6,270.

       One time charges include:


       Frame Relay Service:                    Unit $  One Time
       --------------------                    ------  --------
                      AT&T Frame Relay Access            $  525
                      Telco Installation
       Network Support Services:
       -------------------------
                  19  Terminals                           2,500
       Equipment:
       ----------
                   1  CISCO 1602 Router        $2,995     2,995
                      includes CSU
                      Router Installation      $  250       250
                                                       --------
       TOTAL:                                            $6,270
       ------

   C.  Included in A & B above are:

       Main Office Link
                 56 KB Port
                 32 KB PVC to Data Center

       Frame Relay TCP/IP (ITI System)

   D.  Not included in A & B above are:

       LAN Hubs
       Inside LAN Wiring

   E.  Additional software to be purchased by Client:

       DCA Open Transport systems and TCP/IP Software

   F.  Additional Information

       1) The addition of any of the four systems listed below may alter the Data Communication configuration shown in A & B above and therefore the monthly and/or one time cost.

           a.  Voice Response
           b.  ExecuBanc
           c.  PCBanc
           d.  ATM

       2) Any changes in the data communication configuration as shown in A & B above could alter the monthly and/or one time costs.

       3) Third Party charges for frame relay service and maintenance are subject to change.

       4)  Third Party interfaces may require DCA terminal emulation.

                                                                   EXHIBIT A - 2

4. Remote Printing System (Estimated Cost)


        QTY.  DESCRIPTION                                                          EACH
        ----  -----------                                                         ------
         1    Depcon Software                                                     $ 1,500
         1    Remote Print PC; DTK Pentium 100, 1GB HD, 16 MBRam, 1.44 Floppy       1,868
              Drive, PCI VGA, Keyboard, Mouse Kit, DOS, Windows Workgroup, 14"
              SVGA Monitor, Surge Strip, Ethernet NIC
         1    Infoconnect with Open Transport Module                                  595
         1    HP Laser Jet 5 SI, 24 PPM, 600 DPI, 12 MB Ram, (1 Yr. Onsite          3,510
              Warranty)
         1    Duplex Accessory                                                        525
         1    2000 Sheet Input Tray for HP Laser Jet 5 SI                           1,134
         1    2000 Sheet Output Tray and Paper Hander                               1,867
         1    Depcon Onsite Installation, Configuration, Testing, Training          5,000
                                                                                  -------
                                                                           TOTAL  $15,999

         Note: Annual Maintenance 12-14% of List


5. DECONVERSION CHARGES

   Fiserv will charge deconversion fees in accordance with the following schedule.


   DECONVERSION TASK                       COST BASIS
   -----------------                       ----------
   TEST FILES                              .0175/ACCT/$200MIN/PER TAPE
   LIVE DECONVERSION FILES                 .0175/ACCT/$200MIN/PER TAPE
   DECONV REPORTS - TEST                   $300 PER FILE
   DECONV REPORTS - LIVE                   $300 PER FILE
   SV MONTH-TO DATE-HISTORY                .01/ACCT/$100 MIN.
   SV MTD HISTORY COPIES                   $50 PER COPY
   SV ANNUAL HISTORY REPORTS               .01/ACCT/$100 MIN.
   SV TRIAL BALANCE REPORT                 .01/ACCT/$100 MIN.
   SV TRIAL COPIES                         $50 PER COPY
   SV STATEMENTS                           3 HRS. PROG.+.05/ACCT ($75 MIN)
   SV NEW ACCOUNT REPORT                   $75 + $50 PER COPY
   SV CLOSED ACCOUNT REPORT                $75 + $50 PER COPY
   SV DORMANT ACCOUNT REPORT               $75 + $50 PER COPY
   SV ACCRUALS UPDATED                     ADS003 (MASS CHANGE) CHARGE OF $400 PER PASS
   RRM SUMMARY STATEMENTS                  .10/ACCT, $100 MIN.
   RRM STATEMENTS COPIES                   $75 + $50 PER COPY
   RRM PLAN TRIAL                          .01/ACCT/$100 MIN.
   DDA TRIAL BALANCE REPORT                $50 PER COPY
   DDA STATEMENTS                          3 HRS PROG + .05/ACCT ($75 MIN)
   DDA SERVICE CHARGES WAIVED              3 HRS. PROGRAMMING
   LAS MONTH TO DATE HISTORY               .01/ACCT/$100 MIN.
   LAS MTD HISTORY COPIES                  $50 PER COPY
   LAS ANNUAL HISTORY REPORT               .01/ACCT/$100 MIN.

                                                                     EXHIBIT A-2




   LAS ML ANNUAL HISTORY COPIES            $50 PER COPY
   LAS TRIAL BALANCE REPORT                .01/ACCT/$100 MIN.
   LAS TRIAL COPIES                        $50 PER COPY
   LAS HISTORY STATEMENTS                  .15/ACCT/$75 MIN.
   LAS STATEMENTS COPIES                   $50 PER COPY
   LAS ESCROW POSTING                      6 HRS PROG. + $50/COPY
   LAS ACCRUED INTEREST REPORT             $75 + $50 PER COPY
   INVESTOR CYCLE REPORTS                  ADS003 CHARGE + $50/COPY
   FMS MONTH TO DATE HISTORY               $150 CHARGE + $50/COPY
   FMS CHART OF ACCOUNTS                   $50 PER COPY
   CIS NAME AND ADDRESS REPORT             .01/ACCT/$100 MIN.
   RELEASE AND POST WAREHOUSED ACH         4 HRS. PROG. + $100 PER RUN
   CLOSE SAV ACCOUNTS                      15 HOURS PROGRAMMING
   CLOSE RRM ACCOUNTS                      15 HOURS PROGRAMMING
   PURGE EFT ACCOUNTS                      9 HOURS PROGRAMMING
   CLOSE DDA ACCOUNTS                      15 HOURS PROGRAMMING
   CLOS4E LAS ACCOUNTS                     15 HOURS PROGRAMMING
   PURGE CIS FILES                         15 HOURS PROGRAMMING
   PURGE FMS ACCOUNTS                      15 HOURS PROGRAMMING
   DEBIT CARD FILES                        .01/ACCT/$100 MIN.
   DEBIT CARD TRIAL BALANCE                $50 PER COPY
   DATACOMM REMOVED                        $110/HOUR
   PROJECT COORDINATION                    $110/HOUR
   OPERATIONS/CONVERSIONS                  $110/HOUR
   CPU HOUR                                $200/HOUR
   PROGRAMMING PER HOUR                    $65/HOUR
   MAN-HOURS
   ---------
   Test Files                              1 hour per file
   Live Files                              1 hour per file
   Cut-off processing                      5 hours per application
   Close accounts                          5 hours per application
   Purge Files                             5 hours per application
   Deconversion jobflows, scheduling       Actual operations time to remove
   Project Management                      Actual P.M. time
   Datacomm disconnected                   Actual time to remove datacomm

                                                                   EXHIBIT A - 3

                               Hours of Operation


The Fiserv Data Center will be in operation for On-Line Accounting Applications (as defined in Exhibit A - 1) in accordance with the following schedule central time zone:



                        Monday     7:00 A.M. - 8:00 P.M.
                        Tuesday    7:00 A.M. - 8:00 P.M.
                        Wednesday  7:00 A.M. - 8:00 P.M.
                        Thursday   7:00 A.M. - 8:00 P.M.
                        Friday     7:00 A.M. - 8:00 P.M.
                        Saturday   7:00 A.M. - 5:00 P.M.


The Fiserv Data Center will observe national holidays, and will be closed for on-line operations.

                                                                       EXHIBIT B


                             Performance Standards


(a) Fiserv's standard for on-line performance ("On-Line Performance") shall be on-line availability of the computer (exclusive of telecommunications and terminals) for processing 98% of the time that it is scheduled to be so available over a three (3) month period (the "Measurement Period"). The Measurement Period shall be defined as calendar quarters during the term of this Agreement. Actual on-line performance will be calculated monthly by comparing (i) the number of hours which the computer, but not the terminals or telecommunications, was scheduled to be operational on an on-line basis exclusive of any emergency maintenance other than preventive maintenance and scheduled maintenance beyond the control of Fiserv, with (ii) the number of hours, or a portion thereof, it was actually operational on an on-line basis during the Measurement Period.

    (1) Definitions:
        (i) "On-line Servicing hours" shall mean the total elapsed "Service Time" wall clock time in which the computers are available for on-line service to all clients.
        (ii) "Service Time" shall mean:
        Monday thru Thursday 7:00 AM thru 8:00 PM CST Time
        Friday    7:00 AM thru 8:00 PM CST Time
        Saturday  7:00 AM thru 5:00 PM CST Time
        Exclusive of: New Year's Day, Labor Day, Memorial Day, Thanksgiving, Independence Day and Christmas.
    (2) Measurements: Fiserv's Data Center will log and retain a record of downtime maintaining appropriate analytical reports. Downtime reports will be tabulated monthly and provided at Client's request. Client agrees to provide written acknowledgment of each report received.
    (3) Exclusions: Downtime due to acts or omissions of Client or third parties, not subject to control or direction by Fiserv; hardware malfunction or failure; and failure to meet the standard for performance for reasons beyond Fiserv's control.

(b) Fiserv's standard performance for Delivery of scheduled Critical Daily reports shall be that, over a "Measurement Period", 95% of all Critical Daily Reports shall be delivered on time without significant errors. Performance will be calculated by comparing (i) the total number of Critical Daily Reports to be provided by Fiserv with (ii) the number of Critical Daily Reports that were delivered by Fiserv on time without significant error. Fiserv shall advise Client of the deadlines by which Client must provide data to Fiserv for processing and the contents and format of such data. A detailed listing of all Critical Daily Reports shall be incorporated into the implementation plan.

    (1) Definitions:
        (i) "Critical Daily Reports" shall mean priority group reports which Fiserv and Client have mutually agreed in writing during the conversion planning process and are necessary to properly account for the previous day's activity and properly notify Client of overdraft, NSF, or return items.
       (ii) "Deliver" and "Delivery" of reports shall mean that, depending on the method selected by Fiserv, the report is printed in hard copy where printing is performed in-house by Fiserv; the report data is ready for remote printing by Fiserv, to the Client site; or the report data is ready for transmission by Fiserv to Client over the data lines designated for that purpose.
       (iii) "On Time" shall mean 7:00 AM CST time at Client's designated central print site and is subject to change as may be mutually agreed upon by both parties.
       (iv) "Significant error" is one which impairs Client's ability to properly account for the previous days activity and/or properly account for overdraft, NSF or return items.
    (2) Measurements: Client shall notify Fiserv on a daily basis of any late Delivery, non-Delivery and significant errors and shall identify all claimed errors for review. On a monthly basis, Fiserv and Client shall compile a written performance analysis, if requested by either party.
    (3) Exclusions: Special request of special cycle items; reports that are Delivered late, not Delivered or contain errors due to acts or omissions of Client or third parties, not subject to control or direction by Fiserv; hardware malfunction or failure; and failure to meet the standard for performance due to reasons beyond Fiserv's control.
(c) Fiserv's standard for response time performance ("Response Time Performance") shall be the average total time taken for the central processor to receive a transaction from the Data Center telecommunications controller, process that transaction, and return the answer to such advice. Such average total response time, as determined by Fiserv from measurements taken over a

                                                                       EXHIBIT B

three (3) month period ("the measurement period") shall be two (2) seconds or less.
    (1) Definitions: "Transaction" shall mean basic deposit, withdrawal, and single application inquiry transactions.
    (2) Measurements: Fiserv's Data Center will log and retain a record of response time maintaining appropriate analytical reports. Response time reports will be tabulated monthly and provided to Client at Client's request. Client agrees to provide written acknowledgment of each report received.
    (3) Exclusions: Downtime due to acts of omissions of the Client or third parties, not subject to control or direction by Fiserv; hardware malfunction or failure to meet the standard performance for reasons beyond Fiserv's control.
       (d) Exclusive Remedy
       In the event that Fiserv's performance is less than the percentage/standard specified in "Service Performance Standards" above and such failure is not the result of a Client error or omission, or of any other event specified in the applicable "EXCLUSIONS", Client shall notify Fiserv immediately in writing specifying the Service Performance Standard(s) not met and the nature of the deficiency. Within thirty (30) days of receipt of the foregoing notice Fiserv shall establish an action plan to meet the Performance Standard(s) and shall communicate same to Client. Upon expiration of the thirty (30) day period Fiserv shall have a period of sixty (60) days to measure its performance and to bring its performance to the percentage/standard specified in the relevant Service Performance Standard, and Fiserv shall advise Client of its performance at the end of said period. Should Fiserv's performance be below the Standard at that time Client may terminate this Agreement by giving Fiserv written notice of termination. Client may also terminate this Agreement if Fiserv's performance for the same standard is below that relevant service performance standard for more than two (2) measurement periods in any twelve (12) month period or for more than five measurement periods during the term of this Agreement by giving Fiserv written notice of termination. Termination shall be without penalty or any charge to Client other than charges for service fees incurred prior to the effective date of termination.

                                                                       EXHIBIT B




     IN WITNESS WHEREOF, the parties hereto have caused this Exhibit B to the Agreement to be executed by their duly authorized representatives as of the date indicated below.


For Client:                                                     For Fiserv
                         Mercantile Bank of West Michigan       FISERV SOLUTIONS, INC.
---------------------------------------------------------
a Michigan Banking Corporation in Formation by                   d/b/a FISERV   Brookfield
---------------------------------------------------------                      -------------------------
                         Mercantile Bank Corporation
---------------------------------------------------------

By:    /s/ Robert B. Kaminski, Jr.                              By:         /s/ David W. Serti
    -----------------------------------------------------           -------------------------------------------------------
Name:      Robert B. Kaminski, Jr.                              Name:           David W. Serti
      ---------------------------------------------------             -----------------------------------------------------
Title:     Senior Vice President                                Title:     Senior Vice President
       --------------------------------------------------              ----------------------------------------------------
Date:      9/11/97                                              Date:      9/15/97
      ---------------------------------------------------             -----------------------------------------------------